Exhibit 10.4

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT is entered into as of the latest of the dated signatures below (“Effective Date”) by and among Mark L. Kozam d/b/a MLK Software and Datasci, LLC (collectively “Datasci”), Phase Forward Incorporated (“Phase Forward”), and Quintiles, Inc. (“Quintiles”).

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE SUFFICIENCY OF WHICH THE PARTIES IRREVOCABLY ACKNOWLEDGE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

DEFINITIONS

The following terms shall have the meaning set forth below when used herein:

1.1            “Settled Patent” means U.S. Patent No. 6,496,827 B2 entitled “Methods and Apparatus for the Centralized Collection and Validation of Geographically Distributed Clinical Study Data with Verification of Input Data to the Distributed System”, including all foreign counterparts, divisional, continuation, reissued, reexamined and continuation in-part patents thereof.

1.2            “License Agreement” means the License Agreement attached hereto as Appendix A.

1.3            “Settlement Agreement” means this Settlement Agreement.

1.4            “Party” or “Parties” means any party or parties to this Settlement Agreement, including affiliate companies and parent companies, as the case may be.

1.5            “Phase Forward Products” means all products and services of Phase Forward, and of its affiliates, parents, and subsidiaries, whether sold by Phase Forward directly, or through its affiliates, parents, subsidiaries, manufacturers, partners, distributors, resellers, or vendors. Phase Forward Products include, without limitation, InForm, Clintrial, Clintrial Integration Solution (CIS), and any other product that Phase Forward (i) may develop in the future or (ii) may acquire in the future from entities other than those identified in Appendix D. Phase Forward Products shall not include any products or services of any third party that acquires Phase Forward or any of Phase Forward’s subsidiaries or affiliates, where such products or services (A) were in existence at the time of the acquisition or (B) are new products or services developed by said third party subsequent to said acquisition.

1.6            “Stipulation of Dismissal With Prejudice” means the Stipulation of Dismissal with Prejudice attached hereto as Appendix B.

1.7            “Subject Products” means (i) all Phase Forward Products and (ii) all third-party products when used in connection with Phase Forward Products where such third party products would not infringe the Settled Patent when made, used or sold alone.

ARTICLE 2

BACKGROUND

2.1            Datasci is the owner of the entire right, title and interest in and to the Settled Patent.

2.2            Datasci filed an action against Phase Forward and Quintiles, Inc. in the United States District Court for the District of Maryland alleging that Phase Forward and Quintiles, Inc. had infringed the Settled Patent, Civil Action No. 04-CV-1787 (the “Action”). Phase Forward and Quintiles asserted several affirmative defenses and counterclaims, alleging, among other things, that it did not infringe the Settled Patent and that the Settled Patent is invalid.

2.3            The parties to this Settlement Agreement now desire to settle the Action, and to settle and resolve all issues set forth herein which they may have against each other arising out of or in connection with the Settled Patent.

ARTICLE 3

PAYMENTS AND ROYALTIES TO DATASCI

3.1            In accordance with section 3.1 of the License Agreement, Phase Forward shall pay Datasci a one-time, lump sum, fully paid up royalty in the amount of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00).

3.2            Neither this Settlement Agreement nor the License Agreement shall be effective until Datasci has received the payment required to be made by the Effective Date in accordance with this Settlement Agreement and the License Agreement.

3.3            The payment required to be made pursuant to this Settlement Agreement shall be made in United States dollars by wire transfer of immediately available funds as follows:

Bank Name:	Wachovia Bank, NA
City/State:	Washington, D.C.
Account No.:	[Redacted]
ABA No.:	[Redacted]
Swift Code:	[Redacted]
Account Name:	Reed Smith LLP, Attorneys for
Dr. Marc L. Kozam, d/b/a MLK Software and Datasci LLC

3.4            Time shall be of the essence with respect to the payment required to be made pursuant to this Settlement Agreement.

3.5            Notwithstanding anything to the contrary in this Settlement Agreement or the License Agreement, but without limiting the representations and warranties made by Datasci in this Settlement Agreement, the payment required to be made pursuant to this Settlement Agreement shall not be refundable to Phase Forward if there is any subsequent finding(s) that the Settled Patent, or any or all of the claims therein, are invalid or unenforceable.

ARTICLE 4

LICENSE AGREEMENT

4.1            The Parties shall, on or before the Effective Date, enter into and deliver the License Agreement.

4.2            Except where Datasci threatens or brings suit under the Settled Patent against any entity resulting from a merger or acquisition involving Phase Forward or Quintiles or where Datasci seeks to invalidate the license provided under this Settlement Agreement and the License Agreement, Phase Forward shall not challenge the validity or enforceability of the Settled Patent, or any claims therein, by any proceeding before any court, agency, commission or patent office.

ARTICLE 5

DISMISSAL OF THE ACTION

5.1            Immediately upon the complete execution and delivery of this Settlement Agreement and the License Agreement and Datasci’s confirmation that it has received the payment required to be made to Datasci by the Effective Date, Datasci and Phase Forward shall cause their respective counsel to endorse and file the Stipulation of Dismissal With Prejudice attached hereto as Appendix B to cause all of their claims and counterclaims in the Action with respect to each other to be dismissed with prejudice.

5.2            Immediately upon the complete execution and delivery of this Settlement Agreement and the License Agreement and Datasci’s confirmation that it has received the payment required to be made to Datasci by the Effective Date, Datasci and Quintiles shall cause their respective counsel to endorse and file the Stipulation of Dismissal Without Prejudice attached hereto as Appendix B1 to cause all of their claims and counterclaims in the Action with respect to each other to be dismissed without prejudice.

ARTICLE 6

MUTUAL RELEASES

6.1            Datasci hereby releases and forever discharges Phase Forward and all of its respective directors, officers, stockholders, affiliate companies, subsidiaries, acquired companies (other than the entities identified in Appendix D), employees, attorneys, and agents (collectively, “Phase Forward Entities”), their permitted successors and assigns, and Quintiles, Quintiles Transnational Corporation, and their directors, officers, stockholders, affiliate companies, subsidiaries, acquired companies (other than the entities identified in Appendix D), employees, attorneys, and agents (collectively, “Quintiles Entities”), and their permitted successors and assigns, from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorney fees, liabilities, compensation, and indemnities of any nature, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether known or unknown, which as of the Effective Date of this Settlement Agreement Datasci had, now has, or claims to have against Phase Forward Entities or Quintiles Entities, including but not limited to any arising out of or in connection with claims that were made or that could have been made in any form with respect to the Settled Patent, and except for any breach of this Settlement Agreement or the License Agreement. This release shall apply to

Phase Forward’s customers, manufacturers, partners, distributors, re-sellers, vendors, and their respective end users, regarding all products and services at any time made by, provided by, purchased from, or licensed from Phase Forward Entities.

6.2            Each of Phase Forward and Quintiles hereby releases and forever discharges Datasci, and all of its directors, officers, stockholders, members, affiliate companies, subsidiaries, acquired companies, acquirors, parent companies, employees, attorneys, and agents from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorney fees, liabilities, compensation, and indemnities of any nature, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether known or unknown, which as of the Effective Date of this Settlement Agreement Phase Forward and Quintiles, and their respective affiliate and parent companies, had, now has, or claims to have against Datasci, including but not limited to any arising out of or in connection with claims that were made or that could have been made in any form with respect to the Settled Patent, and except for any breach of this Settlement Agreement or the License Agreement; provided, however, that nothing in this Section 6.2 or otherwise in this Settlement Agreement shall or may preclude any of the Quintiles Entities and their permitted successors and assigns from, in the event of any subsequent legal action by Datasci, challenging the validity or enforceability of the Settled Patent, or any claims therein, by any proceeding before any court, agency, commission or patent office.

ARTICLE 7

FEES AND COSTS

7.1            The Parties shall pay all of their own fees and expenses, including court costs, legal fees and expert fees, incurred in the prosecution or defense of the Action, and in the preparation of this Settlement Agreement and the License Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1            Each Party represents and warrants that it has the right to enter into this Settlement Agreement and the License Agreement.

8.2            The Parties’ representatives, by their signatures below, represent and warrant that they are duly authorized to execute and deliver this Settlement Agreement and the License Agreement on behalf of the respective Party.

8.3            Datasci hereby represents, covenants, and warrants that it will not assert against Phase Forward Entities or their permitted successors and assigns, or any of Phase Forward’s customers, manufacturers, partners, distributors, re-sellers, vendors, or any other permitted user of Phase Forward Products (whether such permission is granted directly by Phase Forward or another licensee of Phase Forward) (collectively together with Phase Forward Entities, “Phase Forward Users”) any claim of infringement based upon the Settled Patent arising out of or in connection with the use, sale, or distribution of the Subject Products.

8.4            Datasci hereby represents, covenants, and warrants that it will not assert against Quintiles Entities or their permitted successors and assigns any claim of infringement based upon the Settled Patent arising out of or in connection with the use, sale, or distribution of (i) the Subject Products or (ii) any third party product (a) in use by Quintiles as of the Effective Date and (b) disclosed by Quintiles in its discovery provided in the Action. Nothing in this Section 8.4 shall affect in any way Datasci’s rights to take action against any supplier to Quintiles other than Phase Forward Entities.

8.5            Datasci hereby represents and warrants that, to its knowledge, the Settled Patent is valid and enforceable.

8.6            Datasci hereby represents and warrants that it is considering licensing or otherwise enforcing its rights in the Settled Patent with respect to other parties.

ARTICLE 9

CONFIDENTIALITY

9.1            The Parties shall keep the terms of this Settlement Agreement and the License Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

9.1.1         with the prior written consent of the other Party; or

9.1.2         to any governmental body having jurisdiction to call therefor; or

9.1.3         as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters; or

9.1.4         during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order and (b) the disclosing Party informs the other Party in writing at least ten (10) days in advance of the disclosure; or

9.1.5         in confidence to legal counsel, accountants, banks, financing sources and their advisors solely in connection with complying with financial transactions or legal reporting requirements; or

9.1.6         any disclosure pursuant to any applicable securities regulations, including Phase Forward’s disclosure in public SEC filings of the existence, amount, terms and copies of this Settlement Agreement; or

9.1.7         the Parties may disclose the terms of this Settlement Agreement and the License Agreement and the settlement of the Action to the extent provided, or in the form provided, in Appendix C to this Settlement Agreement; Phase Forward may also issue a press release updating its 2005 financial results, including disclosure of the amount of settlement. Datasci agrees not to issue any public statement or communication (including that set forth in Appendix C) until the earlier of (i) Phase Forward’s release of a statement concerning the settlement or (ii) March 1, 2006.

ARTICLE 10

GENERAL PROVISIONS

10.1          Assignment. This Settlement Agreement and any rights, licenses or privileges under this Settlement Agreement including, but not limited to, the License Agreement or any rights thereunder, shall be freely assignable to (i) any affiliate, parent, or subsidiary of a Party or (ii) an acquiror of a Party or of any portion of a Party’s business to which this Settlement Agreement applies (whether by way of an asset or stock transaction). Phase Forward represents that it is not currently engaged in any active negotiations in connection with its acquisition by any third party.

10.2          Legal Fees. The prevailing Party or Parties in any proceeding or legal action to enforce this Settlement Agreement shall be entitled to recover reasonable attorney fees and costs incurred in connection with such proceeding or legal action.

10.3          Waiver. The waiver by any Party of a breach of any provision of this Settlement Agreement shall not operate or be construed as a waiver of any other or any subsequent breach of the same or a different kind.

10.4          Amendments. Any changes to this Settlement Agreement must be in writing specifically stating an intention to modify this Settlement Agreement signed by the Party or Parties to be bound.

10.5          Survival of Representations, Covenant and Warranties. The representations, covenants and warranties contained in this Settlement Agreement shall survive the execution and delivery of this Settlement Agreement.

10.6          Relationship of Parties. Nothing in this Settlement Agreement shall create or be deemed to create any relationship of agency, partnership, or joint venture between Datasci, on the one hand, and Phase Forward and Quintiles, on the other.

10.7          No Third Party Beneficiaries. Except with respect to the Phase Forward Users, this Settlement Agreement is made and entered into for the sole protection and benefit of the Parties, and no other person or entity shall be a direct or indirect beneficiary of or shall have any direct or indirect cause of action or claim in connection with this Settlement Agreement.

10.8          Notices. Any notice or other communication required or permitted under this Settlement Agreement shall be given in writing and shall be conclusively deemed to have been duly given on the date delivered if delivered personally, or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed as follows:

10.8.1       Notices to Datasci shall be addressed to:

Stanley P. Fisher, Esq.
Reed Smith LLP
3110 Fairview Park Drive
Suite 1400
Falls Church, Virginia  22042

10.8.2      Notices to Phase Forward shall be addressed to:

D. Ari Buchler, Esq.
General Counsel
Phase Forward Incorporated
880 Winter Street
Waltham, Massachusetts  02451

John J. Cotter, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
75 State Street
Boston, Massachusetts  02109

10.8.3      Notices to Quintiles shall be addressed to:

Hayden J. Silver III, Esq.
Kilpatrick Stockton LLP
Suite 400
3737 Glenwood Avenue
Raleigh, NC 27612

10.9          Headings. All headings in this Settlement Agreement are used for convenience only and shall not affect the interpretation of this Settlement Agreement.

10.10        Applicable Law; Choice of Forum; Jurisdiction. This Settlement Agreement shall be governed by and construed under the laws of the State of Maryland, without regard to its conflict of laws provisions. It is further agreed that all disputes and matters whatsoever arising under, in connection with or incident to this Settlement Agreement shall be litigated, if at all, in and before the United States District Court for the District of Maryland, to the exclusion of the Courts of any other state, locality or country. The Parties irrevocably consent to personal jurisdiction in such court for such purposes.

10.11        No Strict Construction. Each Party and counsel for each Party have reviewed this Settlement Agreement, and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Settlement Agreement.

10.12        Entire Agreement. This Settlement Agreement, together with the License Agreement, contains the entire understanding among Datasci, on the one hand, and Phase Forward and Quintiles, on the other, superseding all prior or contemporaneous communications, negotiations, discussions, agreements, and understandings among the Parties with respect to the subject matter of this Settlement Agreement and the License Agreement.

10.13        Counterparts. This Settlement Agreement may be executed in any number of counterparts, including those transmitted to and among the Parties via facsimile, with the same effect as if the signatures on each counterpart were upon a single instrument. All counterparts, taken together, shall constitute this Settlement Agreement.

10.14        Partial Invalidity. If any of the provisions herein shall be invalid, illegal or unenforceable in any respect, this Settlement Agreement shall be construed without the term or provision so that this Settlement Agreement will remain binding on the Parties.

10.15        Non-Disparagement. Each Party will instruct its executive officers and board members not to disparage any other Party with respect to the matters at issue in the Action.

10.16        No Prejudice. Inclusion of an entity on Appendix D shall not create any evidence or presumption (i) that such entity had, has, may develop, or may acquire any products or services that infringe any valid enforceable claim of the Settled Patent or (ii) with respect to any intention of any Party to this Agreement to engage in any transaction with any such entity.

10.17.       No Admission. Nothing in this Settlement Agreement or the License Agreement shall constitute an admission of liability by any Party.

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have caused this Settlement Agreement to be executed by their duly authorized representatives as of the dates set forth below.

DR. MARC L. KOZAM, d/b/a MLK SOFTWARE		PHASE FORWARD INCORPORATED
/s/ Marc L. Kozam		/s/ Rodger Weismann
Name:	Marc L. Kozam	Name:	Rodger Weismann
		Title:	Senior Vice President and
Chief Financial Officer
Date:	2-15-06	Date:	February 15, 2006
DATASCI, LLC		QUINTILES, INC.
/s/ Beverly L. Rubin
/s/ Marc L. Kozam
		Name:	Beverly L. Rubin
Name:	Marc L. Kozam
		Title:	Director
Title:
		Date:	15 February 2006
Date:	2-15-06